Exhibit 99.1

Press Release

MagnaChip Reaches Settlement with Engaged Capital, LLC

SEOUL, South Korea and SAN JOSE, Calif., May 27, 2016 — MagnaChip Semiconductor Corporation (“MagnaChip” or the “Company”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, announced today that it has entered into a Settlement Agreement with Engaged Capital, LLC (“Engaged Capital”). Under the terms of the agreement, Camillo Martino and Melvin L. Keating will immediately join the Company as observers of the Company’s Board of Directors (the “Board”). In addition, the Company will nominate Mr. Martino for election to the Board at the Company’s 2016 Annual Meeting of Stockholders, together with six of MagnaChip’s incumbent directors, who will stand for reelection. Immediately after the 2016 Annual Meeting of Stockholders, the Board will appoint Mr. Keating as a director. Both Messrs. Martino and Keating will serve on the Board’s Strategic Review Committee upon becoming members of the Board.

“We welcome the addition of Camillo and Mel to the MagnaChip board. MagnaChip’s business continues to strengthen and over the last year, we have materially reduced operating costs and improved fab utilization. The board looks forward to leveraging both Camillo and Mel’s combined experience managing semiconductor businesses as we work to continue to enhance the value of MagnaChip for our shareholders,” stated Doug Norby, Chairman of the Board of MagnaChip Corporation.

“We were pleased to have been able to continue the constructive interaction we have enjoyed with the MagnaChip Board over the last year in adding Camillo and Mel as directors. As strong shareholder advocates and experienced semiconductor executives and dealmakers, we have confidence Camillio and Mel will work effectively with the rest of the board to optimize the value of MagnaChip for shareholders,” said Glenn W. Welling, Founder and CIO of Engaged Capital.

After the appointment of Mr. Keating to the Board following the 2016 Annual Meeting of Stockholders, the Board will be comprised of eight directors, each of whom is elected annually, and the Company agreed not to increase the size of the Board beyond ten directors during the term of the Settlement Agreement. The Company will present its director nominees in its definitive proxy materials, which will be filed with the Securities and Exchange Commission in due course. Pursuant to the Settlement Agreement, Engaged Capital has agreed to withdraw its notice of intent to nominate directors at the 2016 Annual Meeting of Stockholders, to vote all of its shares in favor of the Company’s nominees and, so long as Institutional Shareholder Services concurs, in favor of the Board’s recommendation related to certain ordinary business presented at the 2016 Annual Meeting of Stockholders. Engaged Capital has also agreed to a customary standstill provision.

MagnaChip’s 2016 Annual Meeting of Stockholders has not yet been scheduled. MagnaChip stockholders are not required to take any action at this time.

About Camillo Martino

Camillo Martino, age 54, currently serves as a Board Member and Executive Advisor to technology companies. Mr. Martino also served as a director and the Chief Executive Officer of Silicon Image, Inc. (formerly NASDAQ:SIMG), a leading provider of wired and wireless video, audio and data connectivity solutions, from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to January 2010, Mr. Martino served as Chief Operating Officer of SAI Technology Inc., a supplier of LTE, Wi-Fi, Cloud RAN and security technology to the mobile communications industry, where he also served as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as the President, CEO and Director of Cornice Inc., a technology supplier of portable storage solutions to the portable consumer and mobile phone markets. From August 2001 to July 2005, Mr. Martino served as the Executive Vice President and Chief Operating Officer at Zoran Corporation, a multinational digital technology company. Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years. Mr. Martino holds a Bachelor of Applied Science in Electrical Engineering from the University of Melbourne and a Graduate Diploma in Digital Communications from Monash University (Australia).

About Melvin L. Keating

Melvin L. Keating, age 69, has been a consultant, providing investment advice and other services to private equity firms, since November 2008. He has served as a director of Red Lion Hotels Corporation, a hospitality company primarily engaged in the franchising, ownership and operation of hotels, since July 2010 and served as Chairman of the Board of Directors from January 2013 through September 2015. In addition, since September 2015, Mr. Keating has served as a director of Agilysys Inc., a leading technology company that provides innovative software for point-of-sale (POS), property management, inventory and procurement, workforce management, analytics, document management and mobile and wireless solutions and services to the hospitality industry. Mr. Keating also currently serves as a director of ModSys International Ltd. (NASDAQ: MDSY) (formerly BluePhoenix Solutions Ltd.), a legacy platform modernization provider, and served as the Chairman of its Board of Directors from February 2012 through May 2015. Prior to that, Mr. Keating served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from 2005 to October 2008. Mr. Keating also previously served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company, from 2004 to 2005. Prior to that, he was employed as a Strategy Consultant for Warburg Pincus Equity Partners from 1997 to 2004, providing acquisition and investment target analysis and transactional advice. During the course of his career, Mr. Keating also served on the Boards of Directors of the following public companies: API Technologies Corp; Integrated Silicon Solutions Inc.; Tower Semiconductor Ltd.; Integral Systems, Inc. (October 2010 – July 2011); White Electronic Designs Corp. (February 2009 – May 2010); Crown Crafts Inc. (August 2010 – August 2013); Bitstream, a/k/a Marlborough Software Development; Plymouth Rubber Co.; Price Legacy Corp.; InfoLogix, Inc. (April 2010 – February 2011); LCC International, Inc.; and Aspect Medical Systems Inc. (April 2009 – November 2009). Mr. Keating holds a B.A. degree in Art History from Rutgers University, as well as an M.S. in Accounting and an M.B.A in Finance, both from The Wharton School of the University of Pennsylvania.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through MagnaChip’s website is not a part of, and is not incorporated into, this release.

About Engaged Capital, LLC

Engaged Capital, LLC was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about certain current and future events relating to its Board of Directors and the Board of Directors’ continued evaluation of strategic alternatives. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in connection with the matters to be considered at the 2016 annual meeting of shareholders of MagnaChip (the “2016 Annual Meeting”). MagnaChip intends to file a proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from MagnaChip shareholders. MAGNACHIP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain any proxy statement, any amendments or supplements thereto and other documents filed by MagnaChip with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at MagnaChip’s website at http://investors.magnachip.com/ in the “SEC Filings” section or by writing to MagnaChip at 60 South Market Street, Suite 750, San Jose, CA 95113.

Participants in the Solicitation

MagnaChip, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MagnaChip’s shareholders in connection with the matters to be considered at the 2016 Annual Meeting. Investors may obtain information regarding MagnaChip and its directors and executive officers in MagnaChip’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2015, which was filed with the SEC on February 22, 2016, and MagnaChip’s Amendment No. 1 to its Annual Report on Form 10-K/A (the “Form 10-K/A”), which was filed with the SEC on April 29, 2016. To the extent holdings of MagnaChip securities by MagnaChip’s directors or executive officers have changed since the amounts disclosed in the Form 10-K and Form 10-K/A, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting.

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CONTACT:

Robert Pursel

Director of Investor Relations

Tel. +1-408-625-1262

robert.pursel@magnachip.com

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